                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements: (1) Form S-8 No. 333-56987, pertaining to the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan, (2) Form S-8 No. 333-42838, pertaining to the 1997 Long-Term Equity Incentive Plan, (3) Form S-8 No. 333-97075, pertaining to the 1997 Long-Term Equity Incentive Plan, (4) Form S-3 No. 333-54192, pertaining to the registration of $150,000,000 of convertible subordinated notes due 2005 and the registration of 5,672,160 shares of common stock, (5) Form S-3 No. 333-75646, pertaining to the registration of $172,500,000 of convertible subordinated notes due 2008 and the registration of 6,226,767 shares of common stock and (6) Form S-3 No. 333-86578, pertaining to the shelf registration of $300,000,000 of debt or equity securities of Province Healthcare Company of our report dated February 21, 2003, with respect to the consolidated financial statements and schedule of Province Healthcare Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                         /s/ Ernst & Young LLP
Nashville, Tennessee
March 17, 2003